NEWS RELEASE

MERCER GOLD RECEIVES UPDATED NI 43-101 REPORT ON ITS GUAYABALES
GOLD PROJECT, MARMATO DISTRICT, COLOMBIA

VANCOUVER, CANADA February 16, 2011 - Mercer Gold Corporation ("MGC" or the "Company") (MRGP-OTCQB, AN4-Frankfurt) has received an updated technical report on the Company’s Guayabales Gold Project, located in the Marmato Gold District of Colombia. The technical report complies with National Instrument 43-101, Standards of Disclosure for Mineral Projects (“NI 43-101”), of the Canadian Securities Administrators.

Vice President of Exploration, James M. Stonehouse points out the following excerpts of the newly updated NI 43-101 technical report, which has an effective date of Feb. 8, 2011:

“The similarities between Guayabales and Marmato are confirmed and include a number of key elements, including the same: host rocks, structural trends, styles of mineralization, and types of alteration.”

“MGC has identified a bulk-tonnage, precious metals porphyry gold target. In addition, there remains significant exploration potential for higher grade gold-silver Encanto Zone mineralization…”

“…The exploration target area at Guayabales not only includes the broad lateral projection of the Marmato-Echandia trends onto the property, but as well, a potentially significant projection to depth.”

Mr. Stonehouse comments, “The report is a confirmation of our exploration program to date and that we’re expanding the Encanto Zone both along strike and depth with our drilling program. It discusses several new targets, including the interesting Porphyry Zone and the SW zone. We are making great advances with this property that represents a property of merit, and I look forward to continued drilling and progress.”

The report can be downloaded from our website at: http://tinyurl.com/47c5hya

Mercer Gold also announces the resignation of Roberto Partarrieu as Director of the Company, thanks him and wishes him the best in all his future endeavours.

About Mercer Gold Corporation

Mercer Gold Corporation is focused on gold exploration of the Guayabales Gold Project located in the Marmato Gold District, Department of Caldas, Colombia. Mercer began its initial 5,000 meter drill program on October 20th and partial results have been received to date. An additional 25,000 meter program is planned for 2011, subject to positive results of the initial program.

James M. Stonehouse, CA P.Geo. #5518, is a Qualified Person for the purposes of National Instrument 43-101 Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators. He has prepared, reviewed and verified the technical information contained this news release.

For further information see: www.mercergoldcorp.com
Symbol:	OTCQB – MRGP; Frankfurt AN4, WKN NO. A0MUN4.
Contact:	Rob Grace, Investor Relations
Tel.:	1-604-681-3130

Disclaimer for Forward-Looking Information:

Certain statements in this release are forward-looking statements, which reflect the expectations of management. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to MGCs further drilling, its expectations to receive results or its ongoing exploration program. Such statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. No assurance can be given that any of the events anticipated by the forward-looking statements will occur or, if they do occur, what benefits the Company will obtain from them. These forward-looking statements reflect management's current views and are based on certain expectations, estimates and assumptions which may prove to be incorrect. A number of risks and uncertainties could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, including: (1) a downturn in general economic conditions in North America and internationally, (2) the inherent uncertainties and speculative nature associated with mineral exploration and production, (3) a decreased demand for minerals, (4) any number of events or causes which may delay or cease exploration and development of the Company's property interests, such as environmental liabilities, weather, mechanical failures, safety concerns and labor problems; (5) the risk that the Company does not execute its business plan, (6) inability to retain key employees, (7) inability to finance operations and growth, and (8) other factors beyond the Company's control. These forward-looking statements are made as of the date of this news release and, except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons why actual results differed from those projected in the forward-looking statements. We seek safe harbor.